Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Contact:	Media Contact:
Tania Almond	Crista Stark
Investor Relations	Public Relations
410-230-6752	410-230-6738

NeighborCare Reports First Quarter Fiscal 2004 Results;

Revenues Grow 10.8% Year-Over-Year; Total Beds Served Surpass 250,000

BALTIMORE, MD – (February 11, 2004) – NeighborCare, Inc. today announced results for its first quarter fiscal 2004 for the period ended December 31, 2003.  In the quarter, net revenues totaled $351.4 million, an increase of 10.8% over the year ago level of $317.2 million.  Gross profit dollars grew to $79.1 million, an increase of 11.9% versus the prior year of $70.7 million.

Adjusted EBITDA rose to $28.3 million, an increase of 14.6% over the prior year of $24.7 million.  Loss from continuing operations was ($12.5) million or ($0.31) per share for the quarter, which includes the effect of certain strategic planning, severance and other operating items which are set forth in the financial statements included herewith.  Excluding the effect of these costs, income from continuing operations on an as adjusted basis was $9.2 million, or $0.21 per share, for the quarter ended December 31, 2003.  This per share amount is based on 43.969 million weighted average diluted shares, which includes 3.6 million shares arising from the conversion of the Series A Convertible Preferred stock as of December 16, 2003.  See attached reconciliation on page 4.

NeighborCare served 250,003 beds at December 31, 2003 compared to 248,569 at December 31, 2002 and 246,141 beds at September 30, 2003.  Average revenue per bed per month for the quarter ended December 31, 2003 was $410 compared to $370 in the prior year period.

“In addition to completing the spin off of Genesis HealthCare Corporation, NeighborCare achieved improved operating results this quarter,” stated John J. Arlotta, Chairman, President and Chief Executive Officer of NeighborCare, Inc.  “I am also pleased with the progress we are making on our top priorities.  Gross margins improved over 20 basis points, and we also grew net beds during the quarter.”

In accordance with the provisions of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of” (“SFAS 144”), discontinued businesses including assets held for distribution were removed from the results of continuing operations and presented as a separate line on the statement of operations.  The operations of Genesis HealthCare Corporation, which were spun-off on December 1, 2003 from NeighborCare, have been reported as discontinued operations within the consolidated financial statements of NeighborCare, Inc. beginning in fiscal 2004.

	($ in Millions, except per share data)
	As reported Quarter ended December 31,		As adjusted (1) Quarter ended December 31,
	2003	2002	2003	2002

Net Income (Loss) Available to Common Shareholders	$(5.7)	$11.9	$16.0	$10.2
Net Income (Loss) Available to Common Shareholders Per Share – Diluted	$(0.14)	$0.29	$0.36	$0.23
Income (Loss) from Continuing Operations	$(12.5)	$5.1	$9.2	$8.0
Income (Loss) from Continuing Operations Per Share – Diluted	$(0.31)	$0.12	$0.21	$0.18

EBITDA (1)	$(12.4)	$21.0	$28.3	$24.7

(1) See attached reconciliations on page 4.

Conference Call

NeighborCare will host a conference call and webcast at 9:30 a.m. EST on February 12, 2004 to discuss results for the first fiscal quarter.  The conference call information follows:

Toll-Free Number:  (888) 240-0264

Toll Number:  (706) 679-5757

Leader:  John Arlotta

Conference ID:  5321096

Investors can also access the conference live via webcast through NeighborCare’s web site at http://www.neighborcare.com/investor/earnings.cfm, where a replay of the call will also be posted.

About NeighborCare, Inc.

NeighborCare, Inc. (NASDAQ: NCRX) is one of the nation’s leading institutional pharmacy providers serving long term care and skilled nursing facilities, specialty hospitals, assisted and independent living communities, and other assorted group settings.  NeighborCare also provides infusion therapy services, home medical equipment, respiratory therapy services, community-based retail pharmacies and group purchasing. In total, NeighborCare’s operations span the nation, providing pharmaceutical services in 32 states and the District of Columbia.

Visit our website at www.neighborcare.com.

Statements made in this release, our website and in our other public filings and releases, which are not historical facts contain “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time.  These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may”, “target” and similar expressions. Such forward looking statements include, without limitation, statements regarding the effect of the spin-off on our operations, expected changes in reimbursement rates and inflationary increases in state Medicaid rates.  Factors that could cause actual results to differ materially include, but are not limited to, the following: costs, changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; changes in pharmacy legislation and payment formulas; the expiration of enactments providing for additional government funding; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third party payors; competition in our business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; an economic downturn or changes in the laws affecting our business in those markets in which we operate; and that there can be no assurance that the spin-off transaction will increase shareholder value.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control.  We caution investors that any forward-looking statements made by us are not guarantees of future performance.  We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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NEIGHBORCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)

	Three Months Ended December 31,
	2003	2002
	(unaudited)	(unaudited)

Net revenues	$351,406	$317,156
Cost of revenues(1)	272,298	246,477
Gross profit	79,108	70,679

Selling, general and administrative	50,797	53,622
Depreciation and amortization	6,244	7,772
Strategic planning, severance and other operating items	40,664	(3,935)
Operating income (loss)	(18,597)	13,220

Interest expense, net	5,654	3,674
Other expense	1,092	1,039

Income (loss) before income tax provision (benefit)	(25,343)	8,507
Income tax provision (benefit)	(12,829)	3,371

Income (loss) from continuing operations	(12,514)	5,136
Income from discontinued operations, net of taxes	6,800	7,484

Net income (loss)	(5,714)	12,620
Preferred stock dividends	—	683
Net income (loss) available to common shareholders	$(5,714)	$11,937

Per common share data
Basic
Income (loss) from continuing operations	$(0.31)	$0.11
Income from discontinued operations	$0.17	$0.18
Net income (loss) available to common shareholders	$(0.14)	$0.29
Weighted average shares outstanding	40,397	41,458

Diluted
Income (loss) from continuing operations	$(0.31)	$0.12
Income from discontinued operations	$0.17	$0.17
Net income (loss) available to common shareholders	$(0.14)	$0.29
Weighted average shares outstanding	40,397	43,712

(1) Cost of revenues includes the net product costs of pharmaceuticals sold and direct charges attributable to providing revenue-generating services.

NEIGHBORCARE, INC.

FINANCIAL HIGHLIGHTS

(Unaudited)

Reconciliation of net income (loss) available to common shareholders, as reported, to net income (loss) available to common shareholders, as adjusted

(in thousands, except per share amounts)

	Three Months Ended December 31, 2003	Three Months Ended December 31, 2002
Net income (loss) available to common shareholders - as reported	$(5,714)	$11,937
Add back:
Strategic planning, severance and other operating items	40,664	(3,935)
Tax impact of items added back above	(18,957)	1,535
Preferred stock dividends	—	683
Net income available to common shareholders - as adjusted	$15,993	$10,220
Net income available to common shareholders - as adjusted per share - diluted	$0.36	$0.23
Weighted average shares - diluted	43,969	43,712

Reconciliation of net income (loss) available to common shareholders, as reported, to income from continuing operations, as reported and as adjusted

(in thousands, except per share amounts)

	Three Months Ended December 31, 2003	Three Months Ended December 31, 2002
Net income (loss) available to common shareholders - as reported	$(5,714)	$11,937
Add back (deduct):
Preferred stock dividends	—	683
Income from discontinued operations, net of taxes	(6,800)	(7,484)
Income (loss) from continuing operations - as reported	$(12,514)	$5,136

Add back:
Strategic planning, severance and other operating items	40,664	(3,935)
Depreciation and amortization expense allocation	—	943 (1)
Overhead costs not allocated to discontinued operations	—	7,655 (1)
Tax impact of items added back above	(18,957)	(1,819)
Income from continuing operations - as adjusted	$9,193	$7,980
Income from continuing operations - as adjusted per share - diluted	$0.21	$0.18
Weighted average shares - diluted	43,969	43,712

Effective tax rate	40%	39%

Reconciliation of net income (loss) available to common shareholders to EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended December 31, 2003	Three Months Ended December 31, 2002
Net income (loss) available to common shareholders - as reported	$(5,714)	$11,937
Deduct:
Income from discontinued operations, net of taxes	(6,800)	(7,484)
Add back:
Preferred stock dividends	—	683
Other expense	1,092	1,039
Income tax expense	(12,829)	3,371
Interest expense, net	5,654	3,674
Depreciation and amortization	6,244	7,772
EBITDA - as reported	$(12,353)	$20,992
Add back:
Strategic planning, severance and other operating items	40,664	(3,935)
Overhead costs not allocated to discontinued operations	—	7,655 (1)
Adjusted EBITDA	$28,311	$24,712

(1) Represents estimate of Genesis HealthCare Corporation’s portion of shared corporate expenses not allocable to discontinued operations under GAAP.

NEIGHBORCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2003	September 30, 2003 (1)
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$92,761	$115,364
Accounts receivable, net	206,686	200,103
Inventory	67,176	61,221
Prepaid expenses and other current assets	40,726	53,739
Current assets held for distribution	—	255,170
Total current assets	407,349	685,597
Property, plant and equipment, net	74,085	95,143
Other long-term assets	18,632	37,151
Identifiable intangible assets, net	12,813	16,755
Goodwill	334,742	334,742
Non-current assets held for distribution	—	769,341
Total assets	$847,621	$1,938,729

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$4,300	$18,224
Accounts payable and accrued expenses	104,577	105,397
Current liabilities held for distribution	—	113,067
Total current liabilities	108,877	236,688
Long-term debt	254,332	547,108
Deferred income taxes	12,084	50,022
Other long-term liabilities	10,684	20,858
Non-current liabilities held for distribution	—	110,805
Total liabilities	385,977	965,481

Minority interest	9,267	10,254
Redeemable preferred stock	—	46,831

Total shareholders’ equity	452,377	916,163
Total liabilities and shareholders’ equity	$847,621	$1,938,729

(1) Reclassified to reflect the presentation of Genesis HealthCare Corporation as a discontinued operation.